UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2008 (July 25, 2008)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On July 25, 2008, Healthcare Realty Trust (the “Company”) purchased two six-story office buildings and a six-level parking structure in Dallas, Texas for $59.2 million.
     Baylor Health Care System affiliates and other medical tenants occupy one of the buildings under long-term leases. The other building is entirely leased to a single corporate tenant who will vacate the building when its lease expires in July 2010. Each building contains 146,000 square feet, and the parking structure contains 977 parking spaces. Built in 1999, the Class A buildings benefit from a desirable location along the North Central Expressway and their proximity to upscale residential communities, shopping districts, and three of the largest medical campuses in Dallas — Presbyterian Hospital, Medical City Hospital, and Baylor University Medical Center. The immediate submarket has some of the highest occupancy and lease rates in Dallas. This acquisition expands the Company’s existing Dallas/Fort Worth portfolio to more than two million square feet.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: July 30, 2008